Exhibit 99.1 Press Release | For Distribution

Zix Acquires Entelligence Messaging Server Business to Strengthen Its Industry-Leading Email Encryption Solutions

The acquisition of Entelligence Messaging Server technology from Entrust Datacard expands Zix’s email encryption capabilities and delivery methods

DALLAS AND MINNEAPOLIS — Sept. 14, 2017 — Zix Corporation (Zix), (Nasdaq: ZIXI), a leader in email security, today announced that the company has acquired the Entelligence Messaging Server (EMS) technology, an email encryption solution, and the related business from Entrust Datacard, a leading provider of trusted identity and secure transaction technology solutions. The EMS acquisition strengthens Zix’s email encryption capabilities, demonstrating the company’s ongoing commitment to deliver the industry’s premier email encryption solutions.

“Zix continues to evolve our solutions to better serve our customers and meet their needs. The acquisition of the Entelligence Messaging Server business builds on our strength as the leader in email encryption and allows us to accelerate our product roadmap,” said Dave Wagner, chief executive officer of Zix. “We’re excited to unveil new capabilities for our customers, deliver outstanding service to EMS customers and introduce our more robust email encryption solutions.”

EMS offers rich enterprise-centric capabilities and delivery methods, such as advanced message tracking, PDF statement delivery, high availability on-premises architecture and standards-based end-to-end encryption. Zix will continue to invest in and support EMS, as well as incorporate its features into its policy-based email encryption solution ZixEncryptSM.

To ensure a smooth transition and to best meet customer needs, Zix and Entrust Datacard have established an ongoing working relationship, and the companies have implemented a transition agreement to mitigate any post-close service disruption to customers. As part of the ongoing relationship between the companies, Entrust Datacard will become a Zix value added reseller, enabling Entrust Datacard to serve its customers’ email security needs with EMS and other Zix solutions.

“Choosing to migrate our Entelligence Messaging Server business to Zix will provide our customers with access to the latest innovations in the secure email market while continuing to benefit from Entrust Datacard’s core security technologies via our ongoing relationship,” said Todd Wilkinson, president and CEO for Entrust Datacard. “Zix is the right partner for this transaction as they are a leader in email encryption, and given their reputation for delivering exceptional customer support, I’m confident our customers will recognize the value and protection in working with Zix for their email security needs.”

www.zixcorp.com

Exhibit 99.1 Press Release | For Distribution

Zix currently expects the transaction to have no material impact on revenue, new first year orders or EPS.

About Entrust Datacard

Consumers, citizens and employees increasingly expect anywhere-anytime experiences — whether they are making purchases, crossing borders, accessing e-gov services or logging onto corporate networks. Entrust Datacard offers the trusted identity and secure transaction technologies that make those experiences reliable and secure. Solutions range from the physical world of financial cards, passports and ID cards to the digital realm of authentication, certificates and secure communications. With more than 2,000 Entrust Datacard colleagues around the world, and a network of strong global partners, the company serves customers in 150 countries worldwide. For more information, visit www.entrustdatacard.com.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit zixcorp.com.

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue or earnings, potential benefits of strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to market acceptance of new Zix solutions and how privacy and data security laws may affect demand for Zix email data protection solutions. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent filing on Form 10-K with the Securities and Exchange Commission.

www.zixcorp.com

Exhibit 99.1 Press Release | For Distribution

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Zix Company Contact Taylor Johnson (214) 370-2134 tjohnson@zixcorp.com	Zix Investor Contact Matt Glover and Najim Mostamand Liolios Group, Inc. (949) 574-3860 ZIXI@liolios.com	Entrust Datacard Contact Heather Morris (952) 988-1745 Heather.Morris@entrustdatacard.com

www.zixcorp.com